Exhibit 2.1

FIRST AMENDING AGREEMENT

THIS FIRST AMENDING AGREEMENT (this “Agreement”) is made as of October 21, 2021

A M O N G:

MOSYS, INC., a corporation existing under the laws of the State of Delaware (“RTO Acquiror”)

- and –

2864552 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“Callco”)

- and –

2864555 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“Canco”)

- and –

PERASO TECHNOLOGIES INC., a corporation existing under the laws of the Province of Ontario (“Peraso”)

WHEREAS, RTO Acquiror, Callco, Canco and Peraso (each, a “Party” and, collectively, the “Parties”) entered into an arrangement agreement dated as of September 14, 2021 (the “Arrangement Agreement”);

AND WHEREAS, Section 8.4 of the Arrangement Agreement provides that the Arrangement Agreement may be amended by mutual written agreement of RTO Acquiror and Peraso;

AND WHEREAS, RTO Acquiror and Peraso wish to amend the Arrangement Agreement as provided in this Agreement;

NOW THEREFORE, in consideration of the covenants and agreements herein contained, the Parties agree as follows:

Section 1	Definitions

Capitalized terms used in this Agreement that are not otherwise defined herein have the meanings given to them in the Arrangement Agreement:

Section 2	Amendment to the Arrangement Agreement

The definition of “Peraso Convertible Debenture” in Section 1.1 of the Arrangement Agreement and Section 1.1 of the Plan of Arrangement attached as Schedule A to the Arrangement Agreement is deleted in its entirety and replaced by the following:

““Peraso Convertible Debentures” means the secured convertible debentures of Peraso in the aggregate principal amount of $14,082,343.40 as of the date hereof, as well as any additional secured convertible debentures of Peraso issued following the date hereof, and which are outstanding immediately prior to the Effective Time;”

Section 3	Reference to and Effect on the Arrangement Agreement

On and after the date of this Agreement, any reference to “this Agreement” in the Arrangement Agreement and any reference to the Arrangement Agreement in any other agreements, exhibits or schedules thereto will mean the Arrangement Agreement as amended by this Agreement. Except as specifically amended by this Agreement, there are no other amendments and all other provisions of the Arrangement Agreement remain in full force and effect.

Section 4	Successors and Assigns

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Parties.

Section 5	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 6	Governing Law

The governing law of this Agreement shall be as set out in Section 9.3 of the Arrangement Agreement.

Section 7	Counterparts; Execution

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement among the Parties.

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IN WITNESS WHEREOF the Parties have executed this First Amending Agreement.

MOSYS, INC.
By:	/s/ Daniel Lewis
Name:Daniel Lewis
Title:CEO

2864552 ONTARIO INC.
By:	/s/ Daniel Lewis
Name:Daniel Lewis
Title:Director

2864555 ONTARIO INC.
By:	/s/ Daniel Lewis
Name:Daniel Lewis
Title:Director

PERASO TECHNOLOGIES INC.
By:	/s/ Ron Glibbery
Name:Ron Glibbery
Title:CEO

First Amending Agreement